Exhibit 99

Form 3 Joint Filer Information

Name: BB Biotech AG(1)

Address: Vodergasse 3

 8300 Schaffhausen CH/Switzerland

Issuer & Ticker Symbol: Eyetech Pharmaceuticals Inc [EYET]

Date of Event Requiring Statement: 1/29/04

Signature:  /s/ Roland Maier

 Signatory Authority for Biotech Growth N.V.

 and BB Biotech AG

(1) Biotech Growth N.V. is a wholly-owned subsidiary of BB

Biotech AG. Accordingly, BB Biotech AG may be deemed to

be the indirect beneficial owner of the securities of

Eyetech Pharmaceuticals Inc held directly or indirectly

by Biotech Growth N.V. This Form 3 is filed jointly

by BB Biotech AG and Biotech Growth N.V.